Voting Agreement

This Unitholder Voting Agreement (this "Agreement") is made and entered into as of February ___, 2010, by and among Q4 Funding, L.P., a Texas limited partnership ("Q4"), and the undersigned Unitholder ("Unitholder") of the Company.

Recitals

A. Prior to the execution and delivery hereof, Cedar Fair, L.P., a Delaware limited partnership (the "Company"), and certain other parties have executed a merger agreement (as it may be amended or supplemented from time to time pursuant to the terms thereof, the "Merger Agreement"), which provides for the acquisition of the Company by an entity controlled by affiliates of Apollo Global Management.

B. Unitholder has sole voting power over such number of units of the Company as is indicated on the signature page of this Agreement (the "Units").

C. In consideration of the purchase by Q4 of such Units, Unitholder desires to agree to vote the Units in accordance with the instructions of Q4.

                   Now, Therefore, intending to be legally bound, the parties hereto hereby agree as follows:

    Agreement to Vote Units.

      At every meeting of the Unitholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Unitholders of the Company, Unitholder shall, to the extent not voted by the Persons appointed as proxies pursuant to this Agreement, vote in accordance with the instructions of Q4.

      If Unitholder is the beneficial owner, but not the record holder, of the Units, Unitholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Units in accordance with Section 1(a).

    Grant of Irrevocable Proxy.

      Unitholder hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, Q4 and each of its authorized signatories and any of them (the "Grantees"), as Unitholder's proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Unitholder, to vote the Units, to instruct nominees or record holders to vote the Units, or grant a consent or approval or dissent or disapproval in respect of such Units in accordance with Section 1 hereof and, in the discretion of the Grantees, with respect to any proposed adjournments or postponements of any meeting of Unitholders of the Company.

      Unitholder represents that any proxies heretofore given in respect of the Units that may still be in effect are not irrevocable, and such proxies are hereby revoked.

      Unitholder hereby affirms that the irrevocable proxy set forth in this Section 2 is given in connection with the purchase by Q4 of the Units, and that such irrevocable proxy is given to secure the performance of the duties of Unitholder under this Agreement. Unitholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Unitholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

    Representations and Warranties of Unitholder.

      Unitholder hereby represents and warrants to Q4 as follows: (i) Unitholder is the beneficial or record owner of the Units of the Company indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances (including, without limitation, the holding of the Units in any margin account), in each case that would impair or adversely affect Unitholder's ability to perform its obligations under this Agreement (and the parties acknowledge and agree that holding the Units through such a margin account would constitute such an impairment); (ii) Unitholder has full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 2; and (iii) this Agreement has been duly and validly executed and delivered by Unitholder and constitutes a valid and binding agreement of Unitholder enforceable against Unitholder in accordance with its terms, subject to the effect of (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (y) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

      As of the close of business on February 12, 2010 (i.e., the record date established in connection with the Merger Agreement), as of the date hereof, and until such time as Q4 shall become (directly or indirectly) the record holder of the Units, Unitholder has full legal power, authority and right to vote all of the Units then owned of record or beneficially by Unitholder as specified in Section 1 without the consent or approval of, or any other action on the part of, any other person or entity (including, without limitation, any governmental entity). Without limiting the generality of the foregoing, Unitholder has not entered into any voting agreement (other than this Agreement) with respect to any of the Units, granted any proxy (revocable or irrevocable) or power of attorney with respect to any of the Units, deposited any of the Units in a voting trust or entered into any arrangement or agreement limiting or affecting Unitholder's legal power, authority or right to vote the Units on any matter.

      The execution and delivery of this Agreement and the performance by Unitholder of Unitholder's agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which Unitholder is a party or by which Unitholder (or any of Unitholder's assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect Unitholder's ability to perform Unitholder's obligations under this Agreement or render inaccurate any of the representations made by Unitholder herein.

      Unitholder understands and acknowledges that Q4 is purchasing the Units from Unitholder in reliance upon Unitholder's execution and delivery of this Agreement and the representations and warranties of Unitholder contained herein.

    Miscellaneous Provisions.

      Amendments, Modifications and Waivers. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by Q4 and Unitholder.

      Entire Agreement. This Agreement constitutes the entire agreement among the parties to this Agreement and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

      Consent to Jurisdiction; Venue. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts of the State of Texas, county of Tarrant or Northern District of Texas, as applicable, and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the state courts of the State of Texas, county of Tarrant, or the Northern District of Texas, as applicable.

      WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

      Assignment and Successors. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns, including, without limitation, Unitholder's estate and heirs upon the death of Unitholder; provided, however, that neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without prior written consent of the other parties hereto except that Q4, without obtaining the consent of any other party hereto, shall be entitled to assign this Agreement or all or any of its rights or obligations hereunder to any one or more of its Affiliates. No assignment by Q4 under this Section 4(f) shall relieve Q4 of its obligations under this Agreement. Any attempted assignment of this Agreement in violation of the foregoing shall be void and of no effect.

      No Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      Cooperation. Unitholder agrees to cooperate fully with Q4 and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Q4 to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement. Unitholder hereby agrees that Q4 may publish and disclose in its Schedule 13D filed with the Securities and Exchange Commission, or otherwise, Unitholder's identity and ownership of Units and the nature of Unitholder's commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit to any such filing made by Q4.

      Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      Specific Performance; Injunctive Relief. The parties hereto acknowledge that Q4 and the Company will be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Unitholder could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Q4 may be entitled, at law or in equity, it shall be entitled to seek to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

      Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (i) delivered to the appropriate address by hand or overnight courier service (cost prepaid); or (ii) sent by facsimile or electronic mail, in each case to the parties at the address or facsimile shown below each party's signature on the last page hereof (or to such other address or facsimile as a party may designate by notice to the other parties.

      Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement and of signatures pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

      Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

Q4:

Q4 FUNDING, L.P.
By: Star Spangled Sprockets, L.P., its general partner
By: Excalibur Domestic, LLC, its general partner

By: _____________________
Name:
Title:

Address:

Q4 Funding, L.P.
301 Commerce Street, Suite 3200
Fort Worth, Texas 76102
Attention: Business Affairs
Fax: 817-332-7463

UNITHOLDER:

________________________________________

By:_____________________________________

Its:______________________________________

Address:

________________________________________

Units Beneficially Owned by Unitholder: ______